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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 28, 2000, except for Note 1 for which the date is March 27, 2000 relating to the consolidated financial statements of Telocity Delaware, Inc., which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Jose, California
March 27, 2000